Exhibit 10.3

AMENDMENT NO. 2

TO THE

SECURITIES PURCHASE AGREEMENT

AMENDMENT NO. 2 TO THE SECURITIES PURCHASE AGREEMENT, dated April 6, 2021 (the “Amendment”), among 1847 Goedeker Inc., a Delaware corporation (“Parent”), Appliances Connection Inc., a Delaware corporation (the “Buyer”), 1 Stop Electronics Center, Inc., a New York corporation (“1 Stop”), Gold Coast Appliances Inc., a New York corporation (“Gold Coast”), Superior Deals Inc., a New York corporation (“Superior Deals”), Joe’s Appliances LLC, a New York limited liability company (“Joe’s Appliances”), and YF Logistics LLC, a New Jersey limited liability company (“YF Logistics” and together with 1 Stop, Gold Coast, Superior Deals and Joe’s Appliances, each a “Company” and collectively, the “Companies”), and the other party or parties identified as “Sellers” on the signature page hereto (each a “Seller” and, collectively, the “Sellers”). Each of the Buyer, the Companies, the Sellers and the Parent are sometimes referred to in this Amendment individually as a “Party” and, collectively, as the “Parties.”

RECITALS

A. The Parties have previously entered into that certain Securities Purchase Agreement, dated as of October 20, 2020 (as amended by that certain Amendment No. 1 to Securities Purchase Agreement dated December 8, 2020, the “Securities Purchase Agreement”).

B. The Parties desire to amend the Securities Purchase Agreement as set forth herein.

C. Pursuant to Section 8.3 of the Securities Purchase Agreement, the Securities Purchase Agreement may be amended by the Parties only by an instrument in writing signed on behalf of the Buyer, the Parent, the Companies and the Sellers.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the Parties hereto agree as follows:

1. Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to them in the Securities Purchase Agreement, as applicable.

2. Amendments.

A. Section 1.1(a) is hereby amended to add the following new definition:

“Specified Sales Tax Liability” means the aggregate amounts collectively accrued by the Companies for the potential liability related to the Companies’ obligations as remote sellers to collect sales taxes on sales made in certain states under certain circumstances as a result of the U.S. Supreme Court’s opinion in South Dakota v. Wayfair, Inc., which amount as of December 31, 2020 was $12,568,110.

B. The definition of “Net Working Capital” now appearing in Section 1.1(a) of the Securities Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Net Working Capital” means (i) Accounts Receivable; plus (ii) Inventory; plus (iii) prepaid expenses and other current assets that have an economic benefit to the Companies post-Closing; less (iv) current accounts payable, accrued liabilities and outstanding checks and other current liabilities as of the Closing Date, which shall be prepared in accordance with Section 2.2(a) and as finally determined pursuant to Section 2.2(c); provided, however that the calculation of Net Working Capital shall not include cash or cash equivalents, or any items otherwise included in the definitions of Indebtedness, Specified Sales Tax Liability, or Transaction Expenses.

C. The definition of “Outside Date” now appearing in Section 1.1(a) of the Securities Purchase Agreement is hereby amended to mean June 30, 2021.

D. The definition of “Gold Coast Lease” now appearing in Section 1.1(a) of the Securities Purchase Agreement is hereby deleted.

E. Section 7.1(j) of the Securities Purchase Agreement is hereby is hereby deleted in its entirety and replaced with the following:

“(j) The Buyer shall have received fully executed copies of each of (i) the 1 Stop Lease and (ii) the Joe’s Appliances Lease.”

F. Exhibit F-2 to the Securities Purchase Agreement, the Gold Coast Lease, is hereby deleted.

3. Effect of Amendment. Except as amended as set forth above, the Securities Purchase Agreement shall continue in full force and effect and hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Securities Purchase Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the date hereof, each reference in the Securities Purchase Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Securities Purchase Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Securities Purchase Agreement, will mean and be a reference to the Securities Purchase Agreement as amended by this Amendment.

4. Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5. Governing Law. This Amendment will be governed by, and construed and enforced in accordance with, the Laws of the State of New York, without giving effect to any choice of Law or conflict of Law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of New York.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date first above written.

BUYER:

APPLIANCES CONNECTION INC.

By:	/s/ Douglas T. Moore
Name:	Douglas T. Moore
Title:	Chief Executive Officer

PARENT:

1847 GOEDEKER INC.

By:	/s/ Douglas T. Moore
Name:	Douglas T. Moore
Title:	Chief Executive Officer

COMPANIES:

1 STOP ELECTRONICS CENTER, INC.

By:	/s/ Albert Fouerti
Name:	Albert Fouerti
Title:	President

GOLD COAST APPLIANCES INC.

By:	/s/ Albert Fouerti
Name:	Albert Fouerti
Title:	President

SUPERIOR DEALS INC.

By:	/s/ Albert Fouerti
Name:	Albert Fouerti
Title:	President

JOE’S APPLIANCES LLC

By:	/s/ Albert Fouerti
Name:	Albert Fouerti
Title:	President

YF LOGISTICS LLC

By:	/s/ Youssef Fouerti
Name:	Youssef Fouerti
Title:	Sole Member

SELLERS:

/s/ Albert Fouerti
Albert Fouerti

/s/ Elie Fouerti
Elie Fouerti

/s/ Youssef Fouerti
Youssef Fouerti

THE 2020 ALBERT FOUERTI TRUST

By:	/s/ David Rosenblatt
David Rosenblatt, Esq., Trustee

THE 2020 ELIE FOUERTI TRUST

By:	/s/ David Rosenblatt
David Rosenblatt, Esq., Trustee